Exhibit T3A.12

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

TIDEWATER GOM, INC.

(filed pursuant to La. R.S. 12:1-1006 and 12:1-1007)

Pursuant to Sections 1-1006 and 1-1007 of the Business Corporation Act of Louisiana (the “Act”), Tidewater GOM, Inc., a Louisiana corporation (the “Corporation”), acting through its undersigned officer, does hereby certify the following:

FIRST: The name of the Corporation is “Tidewater GOM, Inc.”

SECOND: On March 9, 2017, the sole shareholder of the Corporation holding all 100 shares of voting common stock of the Corporation (the “Voting Common Stock”) issued and outstanding and entitled to vote, having one vote per share, adopted a resolution by joint written consent with the Corporation’s Directors amending Article IV of the Corporation’s Articles of Incorporation to read as set forth in paragraph SEVENTH below.

THIRD: The above-described amendment of the Corporation’s Articles of Incorporation was duly approved by the sole shareholder of the Corporation in the manner required by the Act and the Corporation’s Articles of Incorporation.

FOURTH: The Amended and Restated Articles of Incorporation of the Corporation, as set forth in paragraph SEVENTH below, consolidate all amendments to the Corporation’s Articles of Incorporation, including the amendment described above in paragraph SECOND.

FIFTH: Pursuant to the Articles of Incorporation filed with the Secretary of State of the State of Louisiana on April 1, 2016, the name and address of the registered agent of the Corporation is as follows:

S.O.P., Inc.

601 Poydras Street, Suite 1500

New Orleans, Louisiana 70130

SIXTH: Pursuant to the Corporation’s annual report filed with the Secretary of State of the State of Louisiana on March 2, 2017, the address of the registered office of the Corporation is as follows:

601 Poydras Street, Suite 1500

New Orleans, Louisiana 70130

SEVENTH: The Amended and Restated Articles of Incorporation of the Corporation are as follows:

ARTICLE I

NAME

The name of the corporation is Tidewater GOM, Inc. (the “Corporation”).

ARTICLE II

CAPITAL STRUCTURE

The Corporation is authorized to issue 100 shares of common stock, which have unlimited voting rights and are entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE III

DIRECTOR AND OFFICER LIABILITY

Section 3.1 The Corporation accepts the protection of its past, present, and future directors and officers against liability for money damages that is provided by R.S. 12:1-832. In the event R.S. 12:1-832 is hereafter amended, supplemented, or replaced by one or more other statutes affording a greater measure of protection of directors or officers of Louisiana business corporations than does R.S. 12:1-832, the directors and officers of the Corporation shall be entitled to the benefit of such greater measure of protection to the fullest extent permitted by law from time to time in effect.

Section 3.2 Except as prohibited by law, the Corporation shall have authority to indemnify its past, present, and future directors and officers for liability, as defined in R.S. 12:1-850(3), to any person for any action taken, or any failure to take any action, as a director or officer, including without limitation liability from which the director or officer is protected by R.S. 12:1-832. The Board of Directors of the Corporation shall have power to authorize the Corporation to enter into contracts from time to time with one or more of its past, present, or future directors or officers (including the directors who authorized the contracts) agreeing to indemnify them for liability up to the greatest extent permitted by law.

Section 3.3 A director or officer of the Corporation shall be deemed to have met the relevant standard of conduct set forth in R.S. 12:1-851(A)(2) upon a determination by special legal counsel pursuant to R.S. 12:1-855B(2) that, with respect to a proceeding for which indemnification has been requested (or with respect to any claim, issue, or matter therein) the director or officer engaged in conduct for which liability has been eliminated under R.S. 12:1-832.

ARTICLE IV

PROHIBITION ON ISSUING NON-VOTING EQUITY SECURITIES

For the avoidance of doubt, notwithstanding anything herein to the contrary, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the Corporation shall not issue non-voting equity securities; provided, however, that the foregoing restriction (i) shall have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) shall have such force and effect, if any, only for so long as such Section is in effect and applicable to the Corporation and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

* * * * *

[Signatures and acknowledgments follow.]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be effective as of March 9, 2017.

TIDEWATER GOM, INC.

BY:	/s/ Bruce D. Lundstrom
NAME:	Bruce D. Lundstrom
TITLE:	Director, Vice President and Secretary

[Signature Page to Articles of Amendment and Restatement of Tidewater GOM, Inc.]

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF ORLEANS

BEFORE ME, the undersigned authority, personally came and appeared Bruce D. Lundstrom, known to me to be the person whose name is subscribed to the foregoing instrument as Director, Vice President and Secretary of Tidewater GOM, Inc., and being by me first duly sworn, declared to me and the undersigned competent witnesses that the statements therein contained are true and correct, and that he executed such instrument on behalf of Tidewater GOM, Inc. for the purposes therein expressed and as his and such company’s own act and deed.

IN WITNESS WHEREOF, such appearer, witnesses and I have hereunto affixed our hands on this 9th day of March, 2017, in the aforesaid parish and state.

/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Director, Vice President and Secretary

WITNESSES:

/s/ Sonia Vicknair

Print Name:	Sonia Vicknair

/s/ Coleen Oddo

Print Name:	Coleen Oddo

/s/ David C. Cambre
Notary Public
David C. Cambre
Printed Name:
Bar Roll No./Notary ID No.:	26883

My Commission Expires:	My commission is for life

[Acknowledgment Page to Articles of Amendment and Restatement of Tidewater GOM, Inc.]